SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 10, 2006
WORLD ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
108 Frederick Street
Greenville, South Carolina 29607
(Address of Principal Executive Offices)
(Zip Code)
(864) 298-9801
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed from last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.
     We incorporate by reference the information included in Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On October 10, 20065, pursuant to a purchase agreement dated as of October 3, 2006 between us and certain initial purchasers (the “Initial Purchasers”), we issued $110,000,000 aggregate principal amount of our 3.00% Convertible Senior Subordinated Notes due 2011 (the “notes”) governed by an Indenture (the “indenture”) dated October 10, 2006 between us and U.S. Bank National Association, as trustee (the “Trustee”). In connection with the issuance of the notes, we entered into a Registration Rights Agreement (the “registration rights agreement”) dated October 10, 2006 providing for our obligation to register the resale of the notes, and shares of our common stock issued upon conversion of the notes, under the Securities Act of 1933, as amended (the “Securities Act”). The following description of the notes, indenture and registration rights agreement is qualified in its entirety by the terms of the notes, indenture and registration rights agreement, which are filed as Exhibits 4.1, 4.2 and 10.1 hereto, respectively, and are incorporated herein by reference.
The Notes and the Indenture.
     The notes bear interest at a rate of 3.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning April 1, 2007. We will pay additional interest, if any, under the circumstances described under “Registration Rights Agreement” below. Interest will be paid to the person in whose name a note is registered at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
     The notes will mature on October 1, 2011. Holders may convert their notes at their option prior to the close of business on the business day immediately preceding July 1, 2011 only under the following circumstances: (1) during any fiscal quarter commencing after December 31, 2006, if the last reported sale price of the common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 120% of the applicable conversion price on such last trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate events. On and after July 1, 2011 until the close of business on the third business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay cash up to the principal amount of notes converted and deliver shares of our common stock to the extent the daily conversion value exceeds the proportionate principal amount based on a 30 trading-day observation period.
     The initial conversion rate of the notes is 16.0229 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $62.41 per share of common stock. The conversion rate is subject to adjustment in the events described in the indenture but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate transaction in certain circumstances.

     Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 trading days during the observation period.
     “Daily settlement amount,” for each of the 30 trading days during the observation period, shall consist of:
•	cash equal to the lesser of (i) one-thirtieth of $1,000 and (ii) the daily conversion value; and

•	to the extent the daily conversion value exceeds one-thirtieth of $1,000, a number of shares equal to, (A) the difference between the daily conversion value and one-thirtieth of $1,000, divided by (B) the daily VWAP for such day.
     “Daily conversion value” means, for each of the 30 consecutive trading days during the observation period, one-thirtieth of the product of (1) the applicable conversion rate and (2) the Daily VWAP of our common stock on such day.
     “Daily VWAP” means, for each of the 30 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WRLD.UQ <equity> VAP” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).
     The “observation period” with respect to any note means:
•	for notes with a conversion date on or after the 35th scheduled trading day prior to the maturity date, the 30 consecutive trading days beginning on, and including, the 32nd scheduled trading day prior to the maturity date; and

•	in all other instances, the 30 consecutive trading days beginning on, and including, the third scheduled trading day following the conversion date.
     For the purposes of determining payment upon conversion only, “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in securities generally occurs on the Nasdaq Global Select Market or, if our common stock is not then listed on the Nasdaq Global Select Market, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded. If our common stock (or other security for which a Daily VWAP must be determined) is not so listed or quoted, “trading day” means a “business day.”
     “Scheduled trading day” means a day that is scheduled to be a trading day.
     “Market disruption event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq Global

Select Market or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day. We will deliver the settlement amount to converting holders on the third business day immediately following the last day of the observation period. We will deliver cash in lieu of any fractional share of common stock issuable in connection with payment of the settlement amount (based upon the Daily VWAP for the final trading day of the applicable observation period).
     We are not entitled to redeem the notes. If we undergo a fundamental change, holders may require us to purchase the notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. We will pay cash for all notes so purchased. A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:
(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity; or

(2)	consummation of any share exchange, consolidation or merger of us (excluding a merger solely for the purpose of changing our jurisdiction of incorporation) pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a fundamental change; or

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock (or other common stock or reference property into which the notes are then convertible) ceases to be listed on a national securities exchange or quoted on an established automated over-the-counter trading market in the U.S.
     A fundamental change as a result of clause (2) above will not be deemed to have occurred, however if more than 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payment made in respect of dissenters’ rights, in connection with the transaction or transactions constituting the fundamental change consists of shares of common stock traded on a national securities exchange or quoted on an established automated over-the-counter trading market in the U.S or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.
     Each of the following is an event of default under the indenture and the notes:

(1)	default in any payment of interest, including any additional interest (as required by the registration rights agreement described in “Registration Rights Agreement” below) on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity or upon required repurchase upon a fundamental change;

(3)	failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for a period of ten days;

(4)	failure by us to give a required fundamental change notice or notice of a specified corporate transaction, in each case within 3 days of the date that such notice is due;

(5)	failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(6)	a failure to pay when due at maturity or a default by us or any of our subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument which results in the acceleration of maturity of any indebtedness for money borrowed in excess of $15 million in the aggregate, whether such indebtedness now exists or shall hereafter be created (but excluding intercompany indebtedness), unless such failure is cured or such acceleration is rescinded, stayed or annulled within 10 days after written notice of default is given to us by the trustee or the holders of at least 25% in principal amount of the notes then outstanding;

(7)	certain events of bankruptcy, insolvency, or reorganization of us or designated subsidiaries (the “bankruptcy provisions”); and

(8)	a final judgment for the payment (not covered by insurance) of $25 million or more rendered against us or any subsidiary, which judgment is not discharged, bonded off or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.
     A “designated subsidiary” means any existing or future, direct or indirect, subsidiary of ours whose assets constitute 15% or more of our total assets on a consolidated basis.
     If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a designated subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest will be due and payable immediately.
     The notes are our direct, senior subordinated, unsecured obligations and rank equally with all our existing and future senior subordinated debt, senior to all our existing and future subordinated debt and junior to all our existing and future senior debt. The notes are structurally junior to the liabilities of our subsidiaries.
     The indenture does not limit the amount of debt which may be issued by us under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes in an unlimited aggregate principal amount, provided that such additional notes must be part of the same issue as the notes for federal income tax purposes.
Registration Rights Agreement.
     Pursuant to the registration rights agreement, we have agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes that we will, at our cost:
•	as soon as practicable, but in any event no later than 90 days after the original date of issuance of the notes, file a shelf registration statement (we are required to file an automatic shelf registration statement if we qualify to use automatic shelf registration statements at the time of filing) covering resales of the notes and the common stock issuable upon the conversion thereof pursuant to Rule 415 under the Securities Act;

•	unless the shelf registration statement becomes effective automatically, use commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as possible but in any event no later than 180 days after the original date of issuance of the notes; and

•	subject to certain rights to suspend use of the shelf registration statement, use commercially reasonable efforts to keep the shelf registration statement continuously effective until the earliest of (1) the second anniversary of the date of the original issuance of the notes and (2) such time as all of the notes and the common stock issuable on the conversion thereof cease to be outstanding or have either been (i) sold or otherwise transferred pursuant to an effective registration statement, (ii) sold pursuant to Rule 144 under circumstances in which any legend borne by the notes or common stock relating to restrictions on transferability thereof is removed or (iii) such notes or common stock are eligible to be sold pursuant to Rule 144(k) or any successor provision (assuming such notes are not then owned, and were not previously owned, by an affiliate of ours).
     We are permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods (not to exceed 120 days in the aggregate in any 12 month period) in certain circumstances, including circumstances relating to pending corporate developments. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of a suspension.
     We have agreed to pay predetermined additional interest as described herein, which we refer to as additional interest, to holders of the notes if the shelf registration statement is not timely filed or made effective as described above (other than a registration default relating to a failure to file or have any effective registration statement with respect to shares of common stock) or if the prospectus is unavailable for periods in excess of those permitted above. The additional interest, if any, is payable at the same time and in the same manner and to the same persons as ordinary interest. The additional interest will accrue until a failure to file or become effective or unavailability is cured in respect of any notes required to bear a legend restricting their transfer under the Securities Act, at a rate per year equal to 0.25% for the first 90 days after the occurrence of the event and 0.5% after the first 90 days of the outstanding principal amount thereof. However, no additional interest will accrue following the end of the period during which we are required to use commercially reasonable efforts to keep the shelf registration statement effective. In addition, no additional interest will be payable in respect of shares of common stock into which the notes have been converted.
Item 3.02 Unregistered Sales of Equity Securities.
     We incorporate by reference the information included in Item 2.03 above and in Item 3.02 of our Current Report on Form 8-K dated October 4, 2006.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit 4.1	Form of 3.00% Convertible Senior Subordinated Note due 2011 of World Acceptance Corporation

Exhibit 4.2	Indenture dated October 10, 2006 between World Acceptance Corporation and U.S. Bank National Association, as Trustee

Exhibit 10.1	Registration Rights Agreement dated October 10, 2006 between World Acceptance Corporation and J.P. Morgan Securities Inc, as Representative of the Initial Purchasers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 12, 2006

World Acceptance Corporation
By:	/s/ Kelly Malson Snape
Kelly Malson Snape, Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
Exhibit 4.1	Form of 3.00% Convertible Senior Subordinated Note due 2011 of World Acceptance Corporation

Exhibit 4.2	Indenture dated October 10, 2006 between World Acceptance Corporation and U.S. Bank National Association, as Trustee

Exhibit 10.1	Registration Rights Agreement dated October 10, 2006 between World Acceptance Corporation and J.P. Morgan Securities Inc, as Representative of the Initial Purchasers